Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

dated as of August 16, 2011

among

DRIVETIME AUTOMOTIVE GROUP, INC.,

DT ACCEPTANCE CORPORATION,

GO FINANCIAL COMPANY LLC,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

12.625%

Senior Secured Notes due

2017

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), entered into as of August 16, 2011, among DRIVETIME AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”) and DT ACCEPTANCE CORPORATION, an Arizona corporation (“DTAC” and together with DTAG, the “Issuers”), GO FINANCIAL COMPANY LLC, an Arizona limited liability company (the “Undersigned”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 4, 2010 (the “Indenture”), relating to the Issuers’ 12.625% Senior Secured Notes Due 2017 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuers agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Second Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Undersigned, by its execution of this Second Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 4. This Second Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Second Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Second Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

DRIVETIME AUTOMOTIVE GROUP, INC., as Issuer

By:	/s/ Mark G. Sauder
Name:	Mark G. Sauder
Title:	Chief Financial Offier

DT ACCEPTANCE CORPORATION, as Issuer

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

GO FINANCIAL COMPANY LLC, as Guarantor

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President